An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated ________, 2018

Legion Capital Corporation

(Exact name of issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

www.legioncapitalcorp.com

301 E. Pine St.

Suite 850

Orlando, FL 32801

6799	47-3751122
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of 5,000,000 shares

We are offering a maximum of 5,000,000 shares of common stock on a “no minimum/best efforts” basis. The Offering Price per share is $3.00 per share. The offering will continue until the earlier of 12 months from the date this Offering is qualified for sale (which date may be extended for an additional 90 days at our option) or the date when all shares have been sold. Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

There is currently no trading market for our common stock. We intend to apply to have our shares of common stock approved for trading on the Nasdaq Exchange (subject to qualifications), or other similar exchange, or on the OTC marketplace, upon the completion of this offering.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment.

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated             , 2018

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

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SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Legion Capital Corporation

Our Company

Background

Legion Capital Corporation was formed in 2015 by attorney and venture capital executive James Byrd, along with direct marketing and technology entrepreneur Shane Hackett. Byrd and Hackett have spent their careers building technology driven direct marketing companies, bringing to Legion over 50 years combined experience in venture capital, corporate finance and direct marketing.

In February 2016, Byrd and Hackett joined forces with Joseph B. Hilton, grandson of iconic hotelier Conrad Hilton, and former executive with Hilton Hotels. Mr. Hilton has taken the role as President and Director of Legion.

Messrs. Byrd, Hackett and Hilton are also the Board of Directors for the Company.

The Offering

See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should consider before deciding whether to invest in our common stock.

Overview

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with multiple operating subsidiaries in the areas of education, small business finance, management and marketing.

Our operating subsidiaries are:

●	Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

●	Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

●	Legion Management Group, LLC is a management company that provides management and consulting services to business owners in all areas of business and growth management, technology and corporate finance.

●	Legion Marketing, LLC is a marketing company that provides marketing services to business owners and entrepreneurs.

●	Legion Select Holdings, LLC is a holding company that owns and holds certain direct loans and other assets of the Company, including loans on equipment, inventory, real estate and other similar loans. Legion Select Holdings, LLC also owns and manages certain businesses and business interests.

●	Legion Title, LLC. Legion Title, LLC is a title agency that provides title insurance and closing services for Legion transactions.

●	Legion Transportation Group, LLC. Legion Transportation Group, LLC is a holding company that owns and holds certain transportation related loans and assets, and manages certain transportation related businesses.

●	On September 28, 2017 the Company formed Legion Azalea, LLC as a wholly owned subsidiary to own an investment property in Florida.

Intellectual Property

We have applied for and received a service mark for the name Legion, and an associated logo. We have no other intellectual property.

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Business and Product Status

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with multiple operating subsidiaries in the areas of education, small business finance, management and marketing.

Our operating subsidiaries are:

●	Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

●	Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

●	Legion Management Group, LLC is a management company that provides management and consulting services to business owners in all areas of business and growth management, technology and corporate finance.

●	Legion Marketing, LLC is a marketing company that provides marketing services to business owners and entrepreneurs.

●	Legion Select Holdings, LLC is a holding company that owns and holds certain direct loans and other assets of the Company, including loans on equipment, inventory, real estate and other similar loans. Legion Select Holdings, LLC also owns and manages certain businesses and business interests.

●	Legion Title, LLC. Legion Title, LLC is a title agency that provides title insurance and closing services for Legion transactions.

●	Legion Transportation Group, LLC. Legion Transportation Group, LLC is a holding company that owns and holds certain transportation related loans and assets, and manages certain transportation related businesses.

●	On September 28, 2017 the Company formed Legion Azalea, LLC as a wholly owned subsidiary to own an investment property in Florida.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed in the section titled “Risk Factors”

Company Information

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016.

Our corporate headquarters are located at 301 E. Pine St. Ste. 850 Orlando, FL 32801. Telephone: 4079684234. Our website is www.LegionCapitalCorp.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

This Offering Circular summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our financial statements and the related notes included elsewhere in this Offering Circular. You should also consider, among other things, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case appearing elsewhere in this Offering Circular.

Common stock offered by us	5,000,000 Shares

Common stock to be outstanding immediately after this offering (assuming all shares of Common Stock in this offering are sold)	19,704,304 Shares

Use of proceeds	Marketing, personnel, working capital.

Risk factors	You should carefully read “Risk Factors” on page 3 in this Offering Circular for a discussion of factors that you should consider before deciding to invest in our common stock.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Investments in small businesses and start-up companies are often risky.

Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the company’s profitability. The demand for the company’s product may be seasonal or be impacted by the overall economy, or the company could face other risks that are specific to its industry or type of business. The Company may also have a hard time competing against larger companies who can negotiate for better prices from suppliers, produce goods and services on a large scale more economically, or take advantage of bigger marketing budgets. Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.

There is no public trading market for the securities, and none may develop.

There is no active trading market for the securities being offered and no market may develop in the foreseeable future for any of such securities. Even though the securities being sold hereunder are being registered for sale, that does not mean that an actual market will develop for the subsequent sale of purchase of the Company’s stock. If no subsequent market develops investors may end up with an illiquid investment and not be able to sell or otherwise monetize its stock.

The Company has limited operating history.

The Company is still in an early phase, and is just beginning to implement its business plan. There can be no assurance that it will ever operate profitably. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by companies in their early stages of development, with low barriers to entry. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

The Company may need additional capital, which may not be available.

The Company may require funds in excess of its existing cash resources to fund operating deficits, develop new products or services, establish and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. If the Company is unable to obtain additional funding, it may not be able to repay debts when they are due and payable. If the Company is able to obtain capital it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing and expansion efforts and, if it continues to experience losses, potentially cease operations.

The Company’s management has broad discretion in how the Company use the net proceeds of an offering.

The Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls. It also will be required to expand its finance, administrative and operations staff. There can be no assurance that the Company’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

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The Company faces significant competition.

The Company faces competition from other companies, some of which might have received more funding than the Company has. One or more of the Company’s competitors could offer services similar to those offered by the Company at significantly lower prices, which would cause downward pressure on the prices the Company would be able to charge for its services. If the Company is not able to charge the prices it anticipates charging for its services, there may be a material adverse effect on the Company’s results of operations and financial condition. In addition, while the Company believes it is well-positioned to be the market leader in its industry, the emergence of one of its existing or future competitors as a market leader may limit the Company’s ability to achieve national brand recognition, which could also have a material adverse effect on the Company’s results of operations and financial condition.

The Company’s growth relies on market acceptance.

While the Company believes that there will be significant customer demand for its products/services, there is no assurance that there will be broad market acceptance of the Company’s offerings. There also may not be broad market acceptance of the Company’s offerings if its competitors offer products/services which are preferred by prospective customers. In such event, there may be a material adverse effect on the Company’s results of operations and financial condition, and the Company may not be able to achieve its goals.

The Company may not pay dividends for the foreseeable future.

Unless otherwise specified in the offering documents and subject to state law, you are not entitled to receive any dividends on your interest in the Company. Accordingly, any potential investor who anticipates the need for current dividends or income from an investment should not purchase any of the securities offered on the Site.

Because the Company’s founders, directors and executive officers may be among the Company’s largest stockholders, they can exert significant control over the Company’s business and affairs and have actual or potential interests that may depart from those of subscribers in the offering.

The Company’s founders, directors and executive officers own or control a significant percentage of the Company.

Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in the offering, may vote, including the following actions:

1.	to elect or defeat the election of the Company’s directors;

2.	to amend or prevent amendment of the Company’s Certificate of Incorporation or By-laws;

3.	to effect or prevent a merger, sale of assets or other corporate transaction; and

4.	to control the outcome of any other matter submitted to the Company’s stockholders for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social and political conditions.

An unstable global economic, social and political environment may have a negative impact on demand for our services, our business and our operations, including the U.S. economic environment. The economic, social and political environment has or may negatively impact, among other things:

●	current and future demand for our services.

●	price competition for our products and services.

●	the price of our common stock.

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●	our liquidity.

●	our ability to service our debt, to obtain financing or assume new debt obligations.

●	our ability to obtain payment for outstanding debts owed to us by our customers or other parties with whom we do business.

In addition, to the extent that the economic, social and political environment impacts specific industry and geographic sectors in which many of our customers are concentrated, that may further negatively impact our business.

Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our CEO Jim Byrd, our President Brad Hilton and our CMO Shane Hackett. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each member of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any member of our management team or if we are unable to attract and retain additional qualified senior managers, our business and growth could suffer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $1,832,000. Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($3,750,000), 50% of the Maximum Offering proceeds raised ($7,500,000), 75% of the Maximum Offering proceeds raised ($11,250,000) and the Maximum Offering proceeds raised of $15,000,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

All proceeds will be used for hiring of new personnel, marketing and sales, operational expenses, potential acquisitions, making loans and growing our service businesses, and for general working capital.

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USE OF PROCEEDS TABLE:

SALE AND MARKETING EXPENSES	1,500,000
HIRING SALES TEAMS AND PERSONNEL	500,000
LAUNCH OF HILTON INSTITUTE INTERNATIONALLY	300,000
TECHNOLOGY AND PLATFORM UPGRADES	200,000
GENERAL WORKING CAPITAL	10,668,000
COMMISSIONS AND OFFERING COSTS	1,832,000
TOTAL	15,000,000

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for our operations and current objectives.

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Our net tangible book value as of December 31, 2017, was, or $0.64 per share of outstanding common stock. Without giving effect to any changes in the net tangible book value after December 31, 2016 other than the sale of 4,000,000 shares in this offering at the initial public offering price of $1.25 per share, our pro forma net tangible book value as of December 31, 2016 was $5,758,714 or $0.36 per share of outstanding capital stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our shares in this offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $0.30 per share of capital stock to existing shareholders and an immediate dilution of $0.89 per share of common stock to the new investors, or approximately 71% of the initial public offering price of $1.25 per share. The following table illustrates this per share dilution:

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions.

Maximum $ amount	15,000,000
Maximum number of shares	5,000,000
Net Tangible BV before offering @ 12/31/17	8,339,330
Number of shares OS before the offering @ 12/31/17	13,131,429
Offering price	3.00

	25%	50%	75%	100%
Sale of Stock @ $3.00 per Share	3,750,000	7,500,000	11,250,000	15,000,000
Sale of shares (number of Shares)	1,250,000	2,500,000	3,750,000	5,000,000
Net Tangible Book value after the offering	12,089,330	15,839,330	19,589,330	23,339,330
Share outstanding after the offering	14,381,429	15,631,429	16,881,429	18,131,429

Offering price per share	3.00	3.00	3.00	3.00
Net Tangible Book value per share before the offering	0.64	0.64	0.64	0.64
Net Tangible Book Value per share after the offering	0.84	1.01	1.16	1.29
Net increase to the original shareholders	0.20	0.37	0.52	0.65
Decrease to investment to new shareholders	2.16	1.99	1.84	1.71
Dilution to new shareholders	72%	66%	61%	57%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with multiple operating subsidiaries in the areas of education, small business finance, management and marketing.

Our operating subsidiaries are:

●

Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business. Hilton Institute offers, to small business owners and entrepreneurs a number of different training and coaching programs including:

1.    seminars and business boot camps.

2.    1 day and 3 day workshops.

3.    online, telephone and webinar coaching.

4.    CEO retreats and events.

●

Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs including:

1.    A commission advance program for real estate professionals.

2.    Accounts receivable financing or factoring for small business owners and entrepreneurs.

3.    Unsecured and secured credit lines and other forms of direct lending and finance.

4.    Direct mortgage lending for real estate entrepreneurs.

●	Legion Management Group, LLC is a management company that provides management and consulting services to business owners in all areas of business and growth management, technology and corporate finance. Specifically, we provide management and consulting services to small and medium sized businesses and entrepreneurs on a fee basis.

●

Legion Marketing, LLC is a marketing company that provides marketing services to business owners and entrepreneurs. Specifically, we provide the following marketing services to business owners:

1.    Digital marketing and online media buying.

2.    SEO and web based marketing.

3.    Conventional media buying and design.

4.    Web and social media design and management.

5.    Marketing and sales consulting services.

●

Legion Select Holdings, LLC is an asset based commercial lender and holding company that owns and holds certain direct secured loans and other assets to small businesses and real estate developments, including secured loans on equipment, inventory, real estate and other similar loans. Legion Select Holdings, LLC also owns and manages a new and used car dealership.

Legion Select Holdings, LLC has the following holdings:

(i) A $4 million loan and mortgage on a sand and stone quarry on a 160 acre property in Florida The loan will be discounted to $3 million if paid by June, 2018 and to $3.3 million if paid by September, 2018. This is an asset based commercial loan between the company and the borrower, a small business, with fixed interest rate, secured by a second mortgage (behind an SBA loan and mortgage in the amount of $4 million) on real estate recently appraised at $17 million. This loan is secured by a recorded mortgage on the quarry property as well as a security interest in all assets of the business, which has been perfected by a UCC filing on the assets of the business. The loan bears interest at the rate of 8% per annum, and has a maturity date of June 30, 2019.

(ii) A $1.4 million loan to a jet charter company secured by a first lien on a Challenger Jet and an MD-80 passenger jet. The Challenger Jet is under lease to a company that provides medical evacuations for the Cleveland Clinic and others. The Company also manages the lease on behalf of the borrower. This is an asset based commercial loan, secured by all assets of the borrower, including a first lien on 3 jets, personal guarantees and a mortgage on two parcels of property in South Florida. Legion Select Holdings also manages the jet lease on behalf of the borrower. The approximate current value of the three jets is $3 million. The interest in these assets has been perfected through the recording of a first lien on the title to the aircraft, as well as a recorded mortgage on the south Florida properties, as well as a security interest on all assets of the business perfected through a UCC filing. The interest rate on this commercial loan is 25%, and the maturity date of the loan is December 31, 2018.

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(iii) A $1.7 million asset based commercial loan  facility with an outstanding balance of $1,519,000 to a yacht charter and brokerage company in south Florida, secured by a first lien on the entire business, a personal guarantee of the owner, and a first lien on two motor yachts owned by the borrower. The approximate value of the yachts is between $1.5 million and $1.7 million, and Legion Select Holdings also has a first lien and UCC filing against all assets of the borrower, and a personal guarantee of the owner of the borrower. The loan is secured by a recorded first Ships Mortgage on the subject vessels, bears interest at the rate of 12% per annum, and has a maturity date of December 31, 2018.

(iv) A $325,000 asset based commercial loan to a Century 21 real estate brokerage firm secured by a first lien on all assets of the brokerage firm and a personal guarantee of the owner. This loan has an interest rate of 12% per annum, and a maturity date of March 30, 2019. The lien has been perfected through a UCC filing on the assets of the borrower.

(v) An $800,000 asset based commercial loan to a new and used car dealership in Georgia secured by a stock pledge of the dealership, a lien on all of the assets of the dealership and a first lien on certain vehicle titles. The Company is also the 100% owner and Managing Member of the parent company to the dealership, and operates that business as owner.

(vi) An $800,000 asset based commercial loan and first mortgage on a residential real estate development located in Orlando, Florida valued at approximately $3 million. This loan has a maturity date of June 30, 2018, bears interest at a rate of 12% per annum, and is secured by a recorded first mortgage on the subject property.

(vii) A $140,000 asset based commercial loan to a craft brewery company in Georgia, secured by a lien on all assets of the Company and a personal guarantee of the owner. This loan has an interest rate of 16% per annum, has a maturity date of Sept. 15, 2017, and is the lien has been perfected through a UCC filing.

•      Legion Title, LLC. Legion Title, LLC is a title agency that provides title insurance and closing services for Legion transactions.

•     Legion Transportation Group, LLC. Legion Transportation Group, LLC is a holding company that owns and holds certain transportation related loans and assets, and manages certain transportation related businesses.

•      On September 28, 2017 the Company formed Legion Azalea, LLC as a wholly owned subsidiary to own an investment property in Florida.

During the next 12 months we plan to use our current cash, as well as additional capital procured through this offering, to grow revenues in our current subsidiaries, in the following ways:

●	Marketing and sales efforts devoted toward the sale of our products and services in each subsidiary.

●	Continued development and launch of new products in each of our 4 subsidiaries.

●	Hiring of additional management, marketing, analytical and sales personnel to increase our revenues and market share.

Company Information

Our corporate headquarters are located at 301 E. Pine St. Ste. 850 Orlando, FL 32801. Telephone: (407) 986-4234.

Our website is www.LegionCapitalCorp.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

9

BUSINESS

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with multiple operating subsidiaries in the areas of education, small business finance, management and marketing.

Our operating subsidiaries are:

●	Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

●	Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

●	Legion Management Group, LLC is a management company that provides management and consulting services to business owners in all areas of business and growth management, technology and corporate finance.

●	Legion Marketing, LLC is a marketing company that provides marketing services to business owners and entrepreneurs.

●

Legion Select Holdings, LLC is a company that owns and holds certain direct loans and other assets of the Company, including loans on equipment, inventory, real estate and other similar loans. Legion Select Holdings, LLC also owns and manages certain businesses and business interests.

●	Legion Title, LLC. Legion Title, LLC is a title agency that provides title insurance and closing services for Legion transactions.

●	Legion Transportation Group, LLC. Legion Transportation Group, LLC is a holding company that owns and holds certain transportation related loans and assets, and manages certain transportation related businesses.

●	On September 28, 2017 the Company formed Legion Azalea, LLC as a wholly owned subsidiary to own an investment property in Florida.

Results of Operations

During the period from inception (August 2015) to December 31, 2017, we had net revenues of  $1,644,197 during the period from inception through December 31, 2017, and we have experienced net losses of $2,516,179 during that period.

10

Liquidity and Capital Resources

As of December 31, 2017, we had cash of $2,578,772.  Our primary uses of cash were for launching our subsidiary businesses including product development and marketing costs, marketing and sales costs, employee compensation and working capital. The main sources of cash were from our private equity raise and debt raises. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	An increase in working capital requirements.

●	Addition of administrative and sales personnel as the business grows.

●	Increases in advertising, public relations and sales promotions as we commence operations.

●	Research and Development.

●	The cost of being a public company and the continued increase in costs due to governmental compliance activities.

Plan of Operation

During the next 12 months we plan to use our current cash, as well as additional capital procured through this offering, to grow revenues in our current 4 subsidiaries, in the following ways:

●	Marketing and sales efforts devoted toward the sale of our products and services in each subsidiary

●	Continued development and launch of new products in each of our 4 subsidiaries

●	Hiring of additional sales personnel to increase our revenues and market share

Recent Developments

●	On November 30, 2017 Legion Select Holdings, LLC acquired the assets of Legion Select Venture Fund, LLC in exchange for preferred stock in Legion Select Holdings, LLC in the amount of $6,708,783. The holders of the preferred stock receive a 12% preferred distribution, plus a pro-rata share of 20% of the net profits of Legion Select Holdings, LLC.

●	On January 1, 2018, the Company acquired all of the stock of a holding company that owns a new and used Automobile Dealership, and now owns that dealership. The Company formed Legion Transportation to own these automotive and other transportation assets.

●	On February 16, 2018, the Company sold its equity interest in a sand and stone mining operation to the other partner in that company, and now holds a $4 million secured note and mortgage on the company and the real estate. There are certain discounts, down to $3 million, if said loan is paid early.

●	On February 22, 2018, the Company acquired the rights to acquire a 100% interest in a maritime renovation and sales company and simultaneously sold said rights and said interest to a third party, and now holds a $1.7 million secured loan on the assets of that company and the buyer company.

●	In 2018, the Company has sold 868,733 shares of equity for $1,083,104 and has issued $561,000 of corporate notes to lenders and/or investors with maturity dates ranging from 1 to 3 years, and interest rates ranging from 6% to 10% per annum.

11

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our shareholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
James S. Byrd, Jr.	59	Chairman, Chief Executive Officer
Joseph B. Hilton	50	President, Director
Douglas S. Hackett	54	Chief Marketing Officer, Director

James S. Byrd, Jr (Chairman & CEO) Age 59. Jim is a veteran corporate and securities attorney and venture capital executive. Built, advised and managed numerous companies, from start up to publicly trading company in his distinguished 30-year career. Extensive experience in going public and venture capital transactions and has tried cases in both State and Federal Courts, as well as in front of FINRA, the Florida Supreme Court and the U.S. Court of Appeals. Chairman, CEO and Director of numerous private and public companies, including Vice Chairman of Success Magazine, N.Y. (1998-2000). During the past 5 years, Jim has held the following positions.

Legion Capital Corp. – Chairman and CEO – 2015-Present

Byrd& Byrd, PL - law firm – Partner/Owner 2012-2014

James S. Byrd, PA, - law firm 2014 – Present – Owner

Engage Mobility, Inc., - mobile technology company - 2012 – 2015 – Chairman and CEO

Jim has been a director of the above listed companies during the past 5 years.

Joseph B. (“Brad”) Hilton (President & Director) Brad is the Grandson of iconic American Hotelier Conrad Hilton, one of the greatest American entrepreneurs in history. As former head of Hilton Hotels Information Technology Group, Brad helped spearhead an increase in corporate solicitations from $700 million to $1.2 billion at Hilton. Brad is also a noted philanthropist through his involvement in the Hilton Foundation. During the past 5 years Brad has held the following positions.

Legion Capital Corp. – President – 2016-Present

Gains, LLC - consulting and venture group – 2012-Present – President

Blue Diamond Technologies – technology company – Chief Strategy Officer – 2012-Present

E-Corridor – technology company - Owner – 2012-Present

Brad has been a is a director of the above listed companies during the past 5 years.

Douglas (Shane) Hackett (Director & CMO) Shane is a 25-year media, marketing and public company executive. Shane is widely renowned as a direct marketing expert having founded, built and managed multiple broadcast, technology, marketing and training companies. The current Chairman of the Board at Market Leverage, a previous Inc. 100 Advertising Firm and Fortune 5000 fastest growing company, Shane has also owned multiple radio stations and was the producer and creator of “Baseball Sunday with Joe Garagiola,” “Football Sunday” and “NBA Basketball Sunday. Shane has held the following positions in the last 5 years.

Legion Capital Corp. – CMO – 2015 – Present

Engage Mobility – President – 2012 – 2015

Market Leverage, LLC – marketing company – Chairman - 2012-Present

Heartland Soccer Association – Soccer Association - Director – 2012 – Present

Shane has been a director of the above listed companies during the past 5 years.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

12

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.

Executive Compensation

Name and Principal Position	Year Ended	Salary ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James S. Byrd, Jr/CEO/Chairman	2017	$146,000	0	0	146,000
Douglas S. Hackett/CMO/Director	2017	$146,000	0	0	146,000
Joseph B. Hilton/President/Director	2017	80,000	0	0	80,000
Paul Pfeifer/CEO Legion Wealth Advisors	2017	0	0	0	0

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten years.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.

Director Compensation

For the year ended December 31, 2017, our Directors were Jim Byrd, Shane Hackett and Brad Hilton. No compensation was paid to any Director for acting as a Director. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2017, we have 3 million stock options outstanding in favor of BGA Holdings, LLC (managed by Joseph B. Hilton). These options are fully vested, and have a strike price as follows:

2 million at $1 per share, 10 year term

500,000 at $1.25 per share, 10 year term

500,000 at $1.75 per share, 10 year term

December 31, 2016, we had 300,000 stock options outstanding to Paul Pfeifer, 150,000 at an exercise price of $1.50 per share and 150,000 at an exercise price of $2 per share. These options become vested in August 2017. We also have 500,000 stock options outstanding to our Senior Vice President of Finance and Operations, Sean Robinson. Those options vest at a rate of 100,000 per year over a period of 5 years. The strike price for the options are (i) 100,000 at $1 per share, (ii) 100,000 at $1.50, (iii) 100,000 at $1.75, and (iv) 200,000 at $2. Once vested, all options have a 5 year term and include a provision for cashless exercise.

Mr. Robinson resigned as an officer of the Company as of March 1, 2017 and therefore his options have never vested, and are deemed canceled as of March 1, 2017.

Legion Wealth Advisors, LLC was sold and transferred to Mr. Pfeifer as of February 28, 2017, however, Mr. Pfeifer retained his options as a part of that transaction, but were later canceled as they never vested.

RELATED PARTY TRANSACTIONS

On November 30, 2017 Legion Select Holdings, LLC acquired the assets of Legion Select Venture Fund, LLC in exchange for preferred stock in Legion Select Holdings, LLC in the amount of $6,708,783.

On December 28, 2016, Legion Select Venture Fund, LLC (the “Fund”), a Fund managed by James Byrd, Joseph Hilton (“Hilton”) and Shane Hackett entered into asset purchase agreement, to acquire all assets of SOS Network, Inc.

As of March 21, 2017, Hilton Institute of Business, a wholly owned subsidiary of the Company, paid a total of $475,730 to the Fund, for 100% of the assets of the SOS business, and the Fund retained no interest in these assets.

On August 10, 2017, Hilton sold a portion of the SOS assets (a portion of accounts receivable only) back to SOS for the purchase of price of $479,000 through the issuance of a twelve (12) month Promissory Note from SOS to Hilton for purchase of the assets, with interest at 12% per annum. Hilton retained the inventory, online learning platform and database it originally acquired from the Fund.

Since the Managers of the Fund Manager are the same as the Board of Directors of the Company, this transaction is a “related party transaction” as that term is defined in Item 404 of Regulation S-K. As such, this transaction could represent a possible conflict of interest by persons who are officers or directors of the Company.

13

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of March 13, 2018 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Legion Capital Partners (James Byrd, Shane Hackett and Paul Carrazzone principal owners)	10,000,000
Total of Officers and Directors as a Group	10,000,000

Legion Capital Partners (“LCP”) is owned by three officers of the Company:

James Byrd, Chairman and CEO

301 E. Pine St., Ste. 850, Orlando, Fl. 32801

Mr. Byrd owns 40% of LCP and therefore indirectly owns and controls 4 million shares

Douglas Hackett, Director and CMO

301 E. Pine St., Ste. 850, Orlando, Fl. 32801

Mr. Hackett owns 40% of LCP and therefore indirectly owns and controls 4 million shares

Paul Carrazzone, Senior Vice President

301 E. Pine St., Ste. 850, Orlando, Fl. 32801

Mr. Carrazzone owns 20% of LCP and therefore indirectly owns and controls 2 million shares

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this Offering Circular is a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0 and 0 shares of preferred stock for zero par value. As of the date of this Offering Circular, there are 14,704,304 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock: Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the common shares cannot determine solely, the election of our directors, or any other matters. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to pro-rata share in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock: We have no preferred stock authorized or issued.  However, our subsidiary, Legion Select Holdings, LLC, has $6,708, 783 of preferred membership units outstanding.

Options and Warrants

●

As of December 31, 2017, we have 3 million stock options outstanding in favor of BGA Holdings, LLC (an entity managed by Joseph B. Hilton). These options are fully vested, and have a strike price as follows:

2 million at $1 per share, 10 year term
500,000 at $1.25 per share, 10 year term
500,000 at $1.75 per share, 10 year term

The options to Mr. Hilton and his company were granted in consideration of the cancellation of 2 million shares originally allocated to Mr. Hilton’s company BGA Holdings, LLC. The issuance of said 2 million shares was canceled by agreement of the parties.

14

●

As of December 31, 2016, we had 300,000 stock options outstanding to Paul Pfeifer, with 150,000 at an exercise price of $1.50 per share and 150,000 at an exercise price of $2 per share. These options become vested in August 2017. We also have 500,000 stock options outstanding to our Senior Vice President of Finance and Operations, Sean Robinson. Those options vest at a rate of 100,000 per year over a period of 5 years. The strike price for the options are (i) 100,000 at $1 per share, (ii) 100,000 at $1.50, (iii) 100,000 at $1.75, and (iv) 200,000 at $2. Once vested, all options have a 5 year term and include a provision for cashless exercise.

Mr. Robinson resigned as an officer of the Company as of March 1, 2017 and therefore his options have never vested, and are deemed canceled as of March 1, 2017.

Legion Wealth Advisors was sold and transferred to Mr. Pfeifer on February 28, 2017, however Mr. Pfeifer retained his options as a part of that transaction but were later canceled because they never vested.

Limitations on Liability and Indemnification of Officers and Directors

Florida law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Florida law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our common stock is ClearTrust, LLC

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have 19,704,304 outstanding shares of common stock if we complete the maximum offering hereunder. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal about 165,715 shares immediately after this offering, assuming minimum offering size; or

●	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

15

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors, unless the Company engages placement agents to sell this Offering. At present, the Company has no agreements with any placement agents, but may engage such placement agents in the future. If a placement agent is engaged, it is estimated the Company may incur commissions up to 12% for the sale of the shares, plus other direct selling expenses.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer, however, the Company may enter into a selling agreement with one or more broker dealers in the future. The Securities Purchase Agreement is not exclusive, and after the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intend to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We also intend to use any legally approved and available mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 5,000,000 shares of its common stock at a price to be determined after qualification. There is no minimum investment required from any individual investor, however the Company may establish a minimum investment after qualification. The shares are intended to be sold directly through the efforts of our officers and directors, as well as through general solicitation to the extent allowed by law. The shares are being offered for a period not to exceed 360 days, subject to one extension of up to 90 days. The offering will terminate on the earlier of: (i) the date when the sale of all 5,000,000 shares is completed, or (ii) 360 days from the effective date of this document, unless extended for 90 days. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

VALIDITY OF COMMON STOCK

EXPERTS

None

REPORTS

As a Tier 2, Regulation A filer, we will be required to file ongoing reports, including an annual report on form 1-K, and a semi-annual report on form 1-SA

16

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

 DECEMBER 31, 2017

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Legion Capital Corporation and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Legion Capital Corporation and Subsidiaries (the Company) as of December 31, 2017 and 2016, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2017 and 2016, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that our audits provide a reasonable basis for our opinion.

/s/ Soles, Heyn & Company, LLC

Soles, Heyn & Company, LLC

We have served as the Company's auditor since 2018.

West Palm Beach, Florida

April 30, 2018

F-2

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,	As of December 31,
	2017	2016

Assets
Current assets:
Cash	$2,588,772	$1,813,778
Other receivables	541,287	0
Notes receivable-current	2,761,959
Notes receivable-related party	20,328
Prepaid expenses and other current asset	0	7,412

Total current assets	5,912,346	1,821,190

Property and equipment, net	13,860	4,481
Other intangible assets	87,549	12,715
Assets held for sale	387,723	4,330

Notes receivable-long term	4,561,404	0

Total assets	$10,962,882	$1,842,716

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued expense	$16,552	$12,002
Long-term note payable, current portion	460,000	0

Total current liabilities	476,552	12,002

Long-term notes payable	2,147,000	1,072,000

Total liabilities	2,623,552	1,084,002

Shareholders’ equity

Preferred Membership Units, 100% Preferred membership interest	6,708,783	-
Common stock, no par value, 100,000,000 shares authorized and 13,131,429 and 11,799,500 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	4,478,092	1,801,000
Deferred stock compensation	-	(49,000)
Additional paid in capital	2,891,058	84,000
Accumulated deficit	(5,738,603)	(1,077,286)
Total shareholders’ equity	8,339,330	758,714

Total liabilities and shareholders’ equity	$10,962,882	$1,842,716

See accompanying notes to consolidated financial statements

F-3

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended	Year Ended
	December 31, 2017	December 31, 2016

Net revenue	$1,080,667	$8,440
General and administrative expenses	5,568,460	824,489
Operating loss	(4,487,793)	(816,049)

Other income (expense):
Interest expense	173,524	8,825

Total other income (expense)	173,524	8,825

Loss from continuing operations	(4,661,317)	(824,874)
Loss from operations of discontinued operations	-	(252,412)

Net loss	$(4,661,317)	$(1,077,286)

See accompanying notes to consolidated financial statements

F-4

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Preferred		No par value		Deferred	Additional
	Membership Units		Common Stock		Stock	Paid-	Accumulated
	Shares	Amount	Shares	Amount	Compensation	In Capital	Deficit	Total
December 31, 2015	-	-	-	$-	$-	$-	$-	$-

Shares issued for cash	-	-	847,500	847,500	-	-	-	847,500

Shares issued to officers	-	-	10,800,000	6,500	-	-	-	6,500

Shares issued for cash	-	-	952,000	952,000	-	-	-	952,000

Options issued to officer	-	-	-	-	(49,000)	84,000	-	35,000

Cancellation of shares issued to officer	-	-	(800,000)	(5,000)	-	-	-	(5,000)

Net loss	-	-	-	-	-	-	(1,077,286)	(1,077,286)
Balance - December 31, 2016	-	-	11,799,500	$1,801,000	$(49,000)	$84,000	$(1,077,286)	$758,714

Shares issued for cash	-	-	2,270,421	2,677,092	-	-	-	2,677,092

Shares Canceled			(938,492)
Stock to be issued	-	-	-		-		-	-

Stock compensation-Options	-	-	-	-	49,000	2,828,158	-	2,877,158

Other						(21,100)		(21,100)
Preferred membership units for notes receivable		6,708,783	-	-	-	-	-	6,708,783

Net loss	-	-	-	-	-	-	(4,661,317)	(4,661,317)
Balance - December 31, 2017	-	6,708,783	13,131,429	$4,478,092	$-	$2,891,058	$(5,738,603)	8,339,330

See accompanying notes to consolidated financial statements

F-5

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year ended	Year ended
	December 31, 2017	December 31, 2016

Operating activities
Net loss	$(4,661,317)	$(1,077,286)
Loss on Disposition of assets pertaining to Discontinued Operations	$-	$79,681
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	8,123	4,156
Non cash compensation	49,000	(49,000)
Allowance for credit losses	370,000	-
Stock Compensation-Option	2,828,158	-
(Increase) decrease in:
Other receivable	(541,287)	-
Prepaid expenses and other current asset	7,412	(39,637)
Increase (decrease) in:
Accounts payable and accrued expenses	4,550	12,703
Net cash used in operating activities	(1,935,361)	(1,087,798)

Investing activities
Property and equipment acquisitions	(17,502)	(5,222)
Assets held for sale	(383,393)	(4,330)
Intangible assets	(87,549)	(12,715)
Notes receivable – related party	(20,328)
Investment in notes receivables	(1,343,000)
Collections on notes receivables	371,135
Net cash used in investing activities	(1,480,637)	(22,267)

Financing activities
Other	(21,100)	66,000
Proceeds from notes payable	1,535,000	1,050,000
Proceeds from issuances of common stock	2,677,092	1,801,000
Net cash provided by financing activities	4,190,992	2,917,000

Net increase in cash	774,994	1,806,935

Cash - beginning	1,813,778	6,843
Cash - ending	$2,588,772	$1,813,778

Supplemental cash flow information:
Cash paid for interest	$173,524	$3,568
Cash paid for income taxes	$-	$-
Preferred membership units (subsidiary) for notes receivable	$6,708,783	$-

See accompanying notes to consolidated financial statements

F-6

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The accompanying audited consolidated financial statements of Legion Capital Corporation (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2016. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of consolidated financial position presented have been reflected herein.

NOTE 2 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations

As of January 1, 2017, all venture funds, including Legion High Yield Mortgage Fund I, LLC, Legion Select Venture Fund, LLC, and the LLC managers thereof, were sold and are no longer subsidiaries of the Company. For the year ended December 31, 2017, there was effectively no gain or loss from this transaction. The operations of the venture funds have been presented as discontinued operations.

As of February 28, 2017, Legion Wealth Advisors, LLC was sold and transferred to Paul Pfeifer, CEO thereof, and is no longer a subsidiary of the Company. For the year ended December 31, 2017, there was effectively no gain or loss from this transaction. The operations of the venture funds have been presented as discontinued operations.

Therefore, as of March 1, 2017, the Company is no longer a Registered Investment Advisor or Fund Manager, and is now a holding company with operating subsidiaries as follows:

●	Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

●	Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

●	Legion Management Group, LLC is a management company that provides management and consulting services to business owners in all areas of business and growth management, technology and corporate finance.

●	Legion Marketing, LLC is a marketing company that provides marketing services to portfolio companies and business units owned by the Company, as well as to third party companies on a fee or project basis.

●	On April 5, 2017, the Company incorporated a subsidiary Legion Title, LLC, a Florida Limited Liability Company, for the purpose of providing title and closing services for real estate and other transactions.

●	In November 2017, the Company formed Legion Select Holdings, LLC to own and hold certain secured notes receivable and business assets, and certain secured notes and business interests in exchange for the issuance of $6,708,783 of preferred membership units in Legion Select Holdings, LLC. No gain or loss occurred during the acquisition of these note receivable as they were acquired at cost.

●	On September 28, 2017 the Company formed Legion Azalea, LLC as a wholly owned subsidiary to own an investment property in Florida.

F-7

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three (3) months or less to be cash equivalents.

Cash accounts are insured at Federal Deposit Insurance Corporation limits of $250,000 each. The aggregate bank balances at December 31, 2017 were approximately $1,862,209 over the insured limit.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Notes Receivable

In accordance with the guidance of ASC Topic 942, Financial Services – Depository and Lending, the Company reports loans and trade receivables not held for sale on the date of the financial statements at their outstanding principal balances, reduced by any write offs, and there were $370,000 of allowances for loan losses as of December 31, 2017 and 2016.

Portfolio Segments are primarily in real estate and transportation. The primary credit quality indicators are paired to changes in overall market/industry valuation as well as changes in more specific pledged collateral valuations to evaluate a performing and non-performing note receivable on an individual basis. Most portfolio loans are established with significant amounts of prepaid interest and are short term (1-2 years) in duration. Notes receivable are considered on non-accrual or past due status on an individual note receivable basis. When an asset or investment becomes distressed due to changes in industry valuation, business valuation and ability to generate cash flow or acquire debt, each distressed or non-performing asset is evaluated on an individual case by case basis for restructuring and/or liquidation, and at that time an estimate for credit loss reserves is recorded.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation or amortization. Depreciation is recorded at the time property and equipment is placed in service using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of the expected useful lives of the related assets or the lease term.

Intangible Assets

The Company accounts for its intangible assets in accordance with the authoritative guidance issued by the ASC Topic 350 – Goodwill and Other. Intangibles are valued at their fair market value and are amortized taking into account the character of the acquired intangible asset and the expected period of benefit. The Company evaluates intangible assets, at a minimum, on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated undiscounted future cash flows.

The cost of internally developing, maintaining and restoring intangible assets that are not specifically identifiable, that have indeterminate lives, or that are inherent in a continuing business and related to an entity as a whole, are recognized as an expense when incurred.

An intangible asset with a definite useful life is amortized; an intangible asset with an indefinite useful life is not amortized until its useful life is determined to be no longer indefinite. The remaining useful lives of intangible assets not being amortized are evaluated at least annually to determine whether events and circumstances continue to support an indefinite useful life.

There were no indications of impairment based on management’s assessment of these assets at December 31, 2017. Factors we consider important that could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of the use of our assets or the strategy for our overall business, and significant negative industry or economic trends. If current economic conditions worsen causing decreased revenues and increased costs, we may have to record impairment to our intangible assets.

Long-Lived Assets

The Company reviews long-lived assets (primarily comprised of property, equipment and leasehold improvement, notes receivable, and assets held for sale) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the asset exceeds the fair value of the asset. As of December 31, 2017, the Company did not have any impairment on its long-lived assets.

F-8

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company generates revenue from providing asset management services to clients. The Company recognizes revenue when the following criteria are met:

(1)	There is persuasive evidence of an arrangement with a client.

(2)	The agreed-upon services have been provided.

(3)	Fees are fixed or determinable.

(4)	Collection is probable.

A fixed percentage asset-based management fee is earned periodically for providing asset management services. These fees are generally recognized as revenue each period in accordance with the terms of the asset management contract.

Interest income is recognized on an accrual basis at the stated interest rate in the respective loan and security agreements and note agreements for its investments in notes receivable.

Origination fees income is paid by borrower at closing as a discount to the loan and recognized over the life of the loan.

Due diligence and referral fees are deferred and recognized over the term of the notes receivable.

Fair Value of Financial Instruments

FASB ASC 825, Disclosure about Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments when it is practical to estimate. Management believes the carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable are reasonable estimates of their fair value because of their short-term nature and interest rates.

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock option expense that may materially impact our financial statements for each respective reporting period.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 “Accounting for Income Taxes,” which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized. The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and cause a change in management's judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income. Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

F-9

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Principles of Consolidation

The Company Legion Capital Corporation and its Subsidiaries Hilton Institute of Business, LLC ,Legion Funding LLC, Legion Marketing, LLC, Legion Management Group, LLC, Legion Select Holdings, LLC, Legion Title LLC-Operations and Legion Wealth Advisors have been consolidated for financial statement purposes. All significant intercompany transactions and balances have been eliminated.

Concentrations

During fiscal 2017 Legion Capital Corporation (“Legion”) generated revenue from various business and income segments. Marketing fees from a single company, a related party, was Legion’s largest source of revenue, representing approximately 24% of Legion’s total revenues in 2017.

The primary income segments in Legion’s business activities in 2017 came from Advisory, Management and Marketing Fees which respectively represented 47%, 30% and 18% of Legion’s income.

Legion’s assets are regionally diversified, with a concentration in real estate and transportation. For 2017, only one asset accounted for more than a 10% of Legion’s consolidated revenues, and that asset represented 14% of Legion’s total income in 2017.

Recent Accounting Pronouncements

The Financial Accounting Standards Board has issued the following Accounting Standard Update (“ASU”) 2014-09 Revenue From Contracts with Customers, ASU No. 2016-01, Financial Instruments, ASU 2016-02, Leases, ASU 2016-13, Financial Instruments – Credit Losses, ASU No. 2016-15, Statement of Cash Flows.

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2014-09 – Revenue From Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.

The original effective date for ASU 2014-09 would have required the Company to adopt beginning in its first quarter 2017. In July 2015, the FASB voted to amend ASU 2014-09 by approving a one-year deferral of the effective date as well as providing the option to early adopt the standard on the original effective date. Accordingly, the Company may adopt the standard in either its first quarter of 2017 or 2018. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company does not expect its adoption of the new revenue standard will have a significant impact on its consolidated financial statements.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825- 10), Recognition and Measurement of Financial Assets and Financial Liabilities. The provisions of the update require equity investments to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment. The update also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities, and eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost on the balance sheet. ASU No. 2016-01 requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. It also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The update requires separate presentation of financial assets and financial liabilities by category and form on the balance sheet or the accompanying notes to the financial statements. In addition, the update clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU is not expected to have a material impact on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Conforming Amendments Related to Leases. This ASU amends the codification regarding leases in order to increase transparency and comparability. The ASU requires companies to recognize lease assets and liabilities on the statement of condition and disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The adoption of this ASU is not expected to have a material effect on the Company’s financial statements.

F-10

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The amendments will be applied through a modified retrospective approach, resulting in a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company is currently planning for the implementation of this accounting standard. It is too early to assess the impact this guidance will have on the Company’s financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU clarify the proper classification for certain cash receipts and cash payments, including clarification on debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, among others. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - LIQUIDITY

The Company has sustained recurring losses and negative cash flows from operations. Over the past year, the Company’s growth has been funded through a combination of debt and equity financing. As of December 31, 2017, the Company had approximately $2,588,000 of unrestricted cash. The Company continues to obtain debt and equity financing as well as grow its portfolio of notes receivable and therefore believes that, as a result, it currently has sufficient cash and financing commitments to meet its funding requirements over the next year. However, the Company has experienced and continues to experience negative cash flows from operations, as well as an ongoing requirement for substantial additional capital investment. The Company expects that it will need to raise substantial additional capital to accomplish its business plan over the next several years. The Company expects to seek to obtain additional funding through a bank credit facility or private equity. There can be no assurance as to the availability or terms upon which such financing and capital might be available.

NOTE 4 - NOTES RECEIVABLE

Notes receivable in aggregate amount of $8,133,425 are secured, along with annual interest at the rate vary from 10% to 25%, and maturity date vary from February 2018 to December 31, 2019. The balance of the allowance for credit losses as of December 31, 2017 and 2016 was $370,000 and zero, respectively, with not write-offs or recoveries in either year. The following table summarizes the maturity dates:

Notes receivable due on or before December 31, 2018	$3,572,021
Notes receivable due on or before December 31, 2019	4,561,404
Gross notes receivable	8,133,425
Less deferred interest and origination fees	$(440,062)
Less allowance for credit losses	$(370,000)
$7,323,363

The following table presents (a) impaired loans with specific allowances and the amount of such allowances and (b) impaired loans without specific allowances as of December 31, 2017:

	Investment Value	Specific Allowance
December 31, 2017
Notes Receivable with specific allowances – individually evaluated	$401,512	$370,000
Notes receivables without specific allowances – individually evaluated	$7,731,913	$-
Total	$8,133,425	$370,000

F-11

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - NOTES RECEIVABLE (continued)

The following table presents our credit quality indicators as of December 31, 2017:

Investment Value

Performing loans	$7,731,913

Non-performing loans	$401,502

Total impaired loans	$401,502

NOTE 5 - EQUIPMENT

The major classifications of property and equipment are summarized as follows at the balance sheet dates:

	December 31, 2017	December 31, 2016
Furniture and equipment	$18,780	$6,444

Less accumulated depreciation	(4920)	(1,963)
Property and equipment, net	$13,860	$4,481

Depreciation expense for the eleven months ended December 31, 2017 and 2016 was $ 8,123 and $1,812, respectively.

NOTE 6 - ASSET HELD FOR SALE

During 2017, the Company repossessed a property that it had a mortgage receivable is being held for sale in the amount of $387,723.

NOTE 7 - NOTES PAYABLE

For the period ended December 31, 2017, the Company issued unsecured Senior Corporate Notes, in the aggregate amount of $575,000 with interest at 6%, 7% and 8% per annum for a period of 12 and 36 months.

In December 2016, the Company, through its subsidiaries Hilton and Legion Funding, issued Senior Corporate Notes, in the aggregate amount of $1,072,000, with monthly payments of interest only at 12% per annum for a period of 36 months. The Hilton note is secured by the assets of Hilton.

For the period ended December 31, 2017, the Company issued unsecured Corporate Notes, in the aggregate amount of $2,032,000 with monthly payments of interest only at varying rates between 6% and 12% per annum, with varying maturities of between 12 and 36 months.

The notes payable includes $610,000 of notes with a conversion option with the note holder with a right, but not an obligation, to convert all or a part of their note into common stock of Legion Capital Corporation at an exercise price of $2.00 per share at the time the Company begins trading publicly on the NASDAQ or other major exchange.

The aggregate maturity on the notes payable as of December 31, 2017 are as follows:

2018	$460,000
2019	940,000
2020	1,207,000
Total notes payable	2,607,000
Less current portion	460,000
Notes payable, long-term portion	$2,147,000

For the year ended December 31, 2017, total interest expense on these notes payable was $173,524.

F-12

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCKHOLDERS’ EQUITY

For the years ended December 31, 2017 and 2016, the Company sold 2,270,421 shares of no par value common stock, and 952,000 shares of no par value common stock, respectively, and received $2,677,092 and $952,000, respectively. During 2017, the common stock sold included shares as part of the Company’s Regulation A+ initial public offering of stock.

NOTE 9 - STOCK OPTIONS

On August 1, 2016, the Company issued 300,000 stock options to an officer of the Company, 150,000 options at an exercise price of $1.50 per share and 150,000 options at an exercise price of $2 per share. These options did not become vested prior to the employee leaving the Company, and have therefore been canceled.

On November 7, 2016, the Company issued 500,000 stock options outstanding to another officer of the Company. Those options vest at a rate of 100,000 per year over a period of 5 years. The strike price for the options are (i) 100,000 at $1 per share, (ii) 100,000 at $1.50, (iii) 100,000 at $1.75, and (iv) 200,000 at $2. These options did not become vested prior to the employee leaving the Company, and have therefore been canceled.

In November 2017, the Company granted 3 million stock options outstanding in favor of BGA Holdings, LLC (managed by Joseph B. Hilton). These options are fully vested, and have a strike price as follows:

2,000,000 at $1.00 per share, 10 year term

500,000 at $1.25 per share, 10 year term

500,000 at $1.75 per share, 10 year term

The weighted-average grant-date fair value of options granted during the year ended December 31, 2017 was $0.94. The options to Mr. Hilton’s company were issued in consideration of cancellation of 2 million shares previously agreed to be issued to Mr. Hilton’s company.

The fair value of the Company’s common stock option grants is estimated using a Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

The following range of assumptions in the Black-Scholes option pricing model was used to determine fair value of the options issued on December 31, 2017:

Expected Dividend Yield—The Company has never paid dividends and does not expect to pay dividends.

Risk-Free Interest Rate—The risk-free interest rate was based on the market yield currently available on United States Treasury securities with maturities approximately equal to the option’s expected term.

Expected Term—Expected term represents the period that the Company’s stock-based awards are expected to be outstanding. The Company’s assumptions about the expected term have been based on that of companies that have similar industry, life cycle, revenue, and market capitalization and the historical data on employee exercises.

Expected Volatility—The expected volatility is based on the historical stock volatilities of several of the Company’s publicly listed comparable companies over a period equal to the expected terms of the options, as the Company does not have a long trading history.

Forfeiture Rate—The Company has not experienced significant exercise activity on stock options. The Company determines the expected term of its stock option awards issued using the simplified method. The simplified method assumes each vesting tranche of the award has a term equal to the midpoint between when the award vests and when the award expires.

Each of the inputs discussed above is subjective and generally requires significant management judgment. The Company utilize the following inputs to calculate its options as of December 31, 2017:

Volatility:	67%
Expected terms (in years):	10
Risk Free Rate:	2.34%

F-13

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - STOCK OPTIONS (continued)

A summary of the option activity as of December 31, 2017  is presented below :

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at Jan 1, 2017	0		N/A	$0
Granted	2,800,000	$1.17	N/A	$0
Forfeited	800,000	$1.17	N/A	$0
Outstanding at Dec 31, 2017	2,000,000	$1.17	10 years	$0
Exercisable at Dec 31, 2017	2,000,000	$1.17	10 years	$0

Total stock compensation expense for the year ended December 31, 2017 was $2,828,158. All stock options were fully vested as of December 31, 2017.

Expected Volatility—The expected volatility is based on the historical stock volatilities of several of the Company’s publicly listed comparable companies over a period equal to the expected terms of the options, as the Company does not have a long trading history.

Forfeiture Rate—The Company estimates its forfeiture rate based on an analysis of its actual forfeitures and will continue to evaluate the adequacy of the forfeiture rate based on actual forfeiture experience, analysis of employee turnover behavior, and other factors. The impact from a forfeiture rate adjustment will be recognized in full in the period of adjustment, and if the actual number of future forfeitures differs from that estimated by the Company, the Company may be required to record adjustments to stock-based compensation expense in future periods.

Each of the inputs discussed above is subjective and generally requires significant management judgment.

NOTE 10 - INCOME TAXES

The Company did not provide any Federal and State income tax for the years ended December 31, 2017 and 2016 due to the Company’s net losses. As of December 31, 2017 and 2016, the Company’s deferred tax asset consisted its net operating losses of $1,205,107 and $226,230, respectively.

 Deferred tax assets and liabilities reflect the effects of tax losses, credits and the future income tax effects of temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Future taxable income is expected to be subject to an approximate rate of 21%.

As of December 31, 2017 and 2016, the Company had a valuation allowance of $1,205,107 and $226,230, respectively, for its deferred tax assets. The Company believes that such assets did not meet the more likely than not criteria to be recoverable through projected future profitable operations in the foreseeable future.

Effective January 1, 2007, the Company adopted FASB guidance that addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The FASB also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2017 and 2016, the Company does not have a liability for unrecognized tax benefits.

The Company’s net operating loss carry forward for income tax purposes as of December 31, 2017 was approximately $5,739,000 and may be offset against future taxable income through 2036. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

F-14

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - LEASES

The Company leases its office under a month to month lease with a company controlled by the Company CEO, for monthly payments of $8,299 plus sales tax.

In January 2017, the Company signed an office lease in California, for a monthly rent of approximately $1,800. The lease expires In September 2018.

NOTE 12 - RELATED PARTY TRANSACTIONS

On November 30, 2017, Legion Select Holdings, LLC acquired the assets of Legion Select Venture Fund, LLC in exchange for preferred membership units in Legion Select Holdings, LLC in the amount of $6,708,783.

For the year ended December 31, 2017, marketing fees from a related company was Legion’s largest source of revenue, representing approximately 24% of Legion’s total revenues.

The Company had a 10% note receivable, due on demand, with an executive of the company for $20,328.

On December 28, 2016, Legion Select Venture Fund, LLC (the “Fund”), a Fund managed by James Byrd, Joseph Hilton (“Hilton”) and Shane Hackett entered into asset purchase agreement, to acquire all assets of SOS Network, Inc.

As of March 21, 2017, Hilton Institute of Business, a wholly owned subsidiary of the Company, paid a total of $475,730 to the Fund, for 100% of the assets of the SOS business, and the Fund retained no interest in these assets.

On August 10, 2017, Hilton sold a portion of the SOS assets (a portion of accounts receivable only) back to SOS for the purchase of price of $479,000 through the issuance of a twelve (12) month Promissory Note from SOS to Hilton for purchase of the assets, with interest at 12% per annum. Hilton retained the inventory, online learning platform and database it originally acquired from the Fund .

NOTE 13 - ACQUISITIONS

On December 30, 2017 the Company established Legion Select Holdings, LLC, and acquired $6,708,783 of assets, including loans and partnership holdings in several businesses from Legion Select Venture Fund, LLC, a venture fund affiliated with the Company but owned and managed separately. The Company issued 100% Preferred membership interest in Legion Select Holdings, LLC valued at $6,708,783, which was the carry over basis of the notes receivable acquired, for acquisition of these assets.

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NOTE 14 - SUBSEQUENT EVENTS

Effective as of January 1, 2018, the Company acquired all of the stock of Dorman – Willis Motors, Inc., an automobile dealership, and now owns that dealership. The Company formed Legion Transportation to own these automotive and other transportation assets.  No cash was given for this acquisition, but the dealership was acquired subject to the Legion debt. 2016 Financial statements (unaudited) from Dorman-Willis Motors, Inc., along with Pro-Forma 2017 financial statements are set forth below.

Dorman Willis December 31, 2017 Balance Sheet

Assets
Current assets:
Cash	$42,436
Receivables	149,603
Other receivables	250,064
Prepaid expenses and other current asset	16,432
Inventory	1,030,683

Total current assets	1,489,218

Property and equipment, net	117,482
Total Assets	1,606,700

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued expense	$97,256
Long-term note payable, current portion	775,198

Total current liabilities	872,454

Long-term notes payable	37,341

Total liabilities	909,795

Shareholders’ equity	696,905

Total liabilities and shareholders’ equity	$1,606,700

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Combined 2017 Balance Sheet (Pro-forma)

December 31,
2017

Assets
Current assets:
Cash	$2,631,208
Other receivables	940,954
Notes receivable-current	2,761,959
Notes receivable-related party	20,328
Inventory	1,030,683
Prepaid expenses and other current asset	16,432

Total current assets	7,401,564

Property and equipment, net	131,342
Other intangible assets	87,549
Assets held for sale	387,723

Notes receivable-long term	4,561,404

Total assets	$12,569,582
Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued expense	$113,808
Long-term note payable, current portion	1,235,198

Total current liabilities	1,349,006

Long-term notes payable	2,184,341

Total liabilities	3,533,347

Shareholders’ equity

Preferred Membership Units, 100% Preferred membership interest	6,708,783
Common stock, no par value, 100,000,000 shares authorized and 13,131,429 and 11,799,500 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	4,478,092
Additional paid in capital	2,891,058
Accumulated deficit	(5,041,698)
Total shareholders’ equity	9,036,235

Total liabilities and shareholders’ equity	$12,569,582

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Dorman Willis Year Ended 2017 Statement of Operations

Revenues

New Car Sales	$1,317,609
Used Car Sales	4,976,920
Service Revenues	253,426
Parts Revenues	353,751
F&I New	63,319
F&I Used	370,629
Total Revenues	7,335,654
Cost of Goods Sold (COGS)	(5,876,383)
Gross Profit	1,459,271

General and Administrative Expenses	(1,133,600)

Net Income	$325,671

Combined 2017 Statement of Operations (Pro-Forma)

Year ended
December 31, 2017

Net revenue	$8,416,321
COGS and General and administrative expenses	12,578,443
Operating loss	(4,162,122)

Other income (expense):
Interest expense	173,524

Total other income (expense)	173,524

Loss from continuing operations	(4,335,646)

Net loss	$(4,335,646)

On February 16, 2018, the Company sold its equity interest in a sand and stone mining operation to the other partner in that company, and now holds a $4 million secured note and mortgage on the company and the real estate. There are certain discounts, down to $3 million, if said loan is paid early.

February 22, 2018, the Company acquired the rights to acquire a 100% interest in a maritime renovation and sales company and simultaneously sold said rights and said interest to a third party, and now holds a $1.7 million secured loan on the assets of that company and the buyer company.

In 2018, the Company has sold 868,733 shares of equity for $1,083,104, and has issued $561,000 of corporate notes to lenders and/or investors with maturity dates ranging from 1 to 3 years, and interest rates ranging from 6% to 10% per annum.

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PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit
2.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the Company’s Offering Statement on Form 1-A (File No. 024-10638) filed on April 3, 2017).
2.3	ByLaws (incorporated by reference to Exhibit 2.3 to Amendment No. 2 to the Company’s Offering Statement on Form 1-A (File No. 024-10638) filed on April 3, 2017).
6.1	Equity Subscription Agreement.
11.1	Consent of Independent Registered Accounting Firm.
12.1	Legal Opinion

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A POS and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on April 30, 2018.

Legion Capital Corporation

By:	/s/ Douglas S. Hackett
Douglas S. Hackett
Director

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas S. Hackett	Director	April 30, 2018
Douglas S. Hackett

/s/ James Byrd, Jr.	Chairman, CEO, Chief Financial and	April 30, 2018
James Byrd, Jr.	Chief Accounting Officer

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